Exhibit 23.1

Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the following Registration Statements of our reports dated March 2, 2009, with respect to the consolidated financial statements of VSE Corporation and subsidiaries and with respect to the effectiveness of internal control over financial reporting of VSE Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 2008:

                                           Registration
                  Name                        Number              Date Filed
                  ----                        ------              ----------
Registration Statements on Form S-8
-----------------------------------
2006 Restricted Stock Plan                  333-134285             5/19/2006
2004 Stock Option Plan and
2004 Non-employee Directors Stock Plan      333-115218              5/6/2004



                                                         /s/ Ernst & Young LLP



McLean, Virginia
March 2, 2009